Exhibit 4.7
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 2025 (this “Agreement”), among INNOVATE CORP., a Delaware corporation (the “Borrower”), DBM GLOBAL INTERMEDIATE HOLDCO INC., a Delaware corporation (“DBM Intermediate”), INNOVATE 2 CORP., a Delaware corporation (“Innovate 2” and, together with DBM Intermediate, the “Guarantors”), and MSD PCOF PARTNERS IX, LLC (the “Lender”).
RECITALS:
WHEREAS, reference is made to the Credit Agreement, dated as of March 13, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of August 10, 2020, that certain Waiver, Consent and Second Amendment to Credit Agreement, dated as of February 1, 2021, that certain Third Amendment to Credit Agreement, dated as of February 23, 2021, that certain Fourth Amendment to Credit Agreement, dated as of April 25, 2023, that certain Fifth Amendment to Credit Agreement, dated as of May 6, 2024 and that certain Sixth Amendment to Credit Agreement, dated as of March 6, 2025, the “Credit Agreement”; the Credit Agreement as amended hereby being referred to herein as the “Amended Credit Agreement”), among the Borrower, the Guarantors, and the Lender, and the Lender provided a revolving credit facility to the Borrower pursuant to the terms and conditions thereof.
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement;
WHEREAS, the Borrower and Lender are engaged in ongoing discussions to make certain amendments to the terms of the Credit Agreement (such amendment, the “Eighth Amendment”), which are anticipated to extend beyond the current Maturity Date; and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lender is willing to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:
1.Amendments to Credit Agreement. In reliance on the representations and warranties of the Loan Parties set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)    the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means August 8, 2025; provided, however, that the Maturity Date shall be August 1, 2025 upon the earliest to occur of any of the following: (a) an Event of Default, (b) the failure of the Eighth Amendment to be effective by the earlier of (x) August 8, 2025 and (y) the date of the consummation the transactions contemplated by the Commitment Letter dated as of dated July 17, 2025, by and among the Borrower and the Commitment Parties (as defined therein) (the “Commitment Letter”), and (c) the breach of the Commitment Letter by any of the parties thereto.

(b)    the following definition of “Eighth Amendment” is added in Section 1.01 of the Credit Agreement:

“Eighth Amendment” means that certain Eighth Amendment to the Credit Agreement which, among other things, shall extend the Maturity Date to September 15, 2026.

(c)    Section 2.07(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Interest payable by the Borrower to the Lender on each Loan shall be due and payable quarterly in arrears on each Interest Payment Date, commencing with the first such date to occur after the Closing Date and at such other times as may be specified herein; provided that, any interest payment due and payable during the period commencing on July 31, 2025 through and including September 30, 2025, shall be due and payable on September 30, 2025. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.Effective Date Conditions. This Agreement shall be effective as of the date (the “Effective Date”) when all of the following conditions have been fulfilled to the satisfaction of (and in form and substance reasonably satisfactory to) the Lender:
(a)    the Lender shall have received the following, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance reasonably satisfactory to the Lender:
(i)    counterparts to this Agreement, duly executed by the Borrower and each Guarantor, each of which shall be originals or electronic image scan transmissions unless otherwise specified;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Amended Credit Agreement;
(iii)    such resolutions of Responsible Officers of each Loan Party authorizing the execution, delivery and performance of this Amended Credit Agreement, the Credit Agreement, as amended hereby, and the Loans Documents to which it is a party and any certificate or other documents to be delivered by it pursuant hereto and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(iv)    such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing (to the extent applicable in such jurisdiction) and qualified to engage in business in its jurisdiction of incorporation, organization or formation, as applicable; and

(v)    the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens.
(b)    there has been no breach of the Commitment Letter by any of parties thereto;

(c)    all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of this Agreement or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect;

(d)    Lender shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2024, which could reasonably be expected to have a Material Adverse Effect;
(e)    there shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or governmental authority which relates to the Loans or which, in the opinion of the Lender, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(f)    the representations and warranties of the Borrower and each other Loan Party contained herein, in Article V of the Credit Agreement and in each other Loan Document, shall be true and correct in all material respects on and as of the Effective Date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of the Effective Date), in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that, for purposes of this clause (d), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement; and
(g)    no Default or Event of Default shall have occurred and be continuing.
3.Representations and Warranties. On the Effective Date, each Loan Party hereby represents and warrants to the Lender as follows:
(a)    such Loan Party (i) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations hereunder and under the Credit Agreement, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)    the execution, delivery and performance by such Loan Party of this Agreement and the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action by such Loan Party, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(c)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or the Credit Agreement, except such (i) those that have been made and are in full force and effect, (ii) those contemplated by the Security Documents and (iii) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)    this Agreement has been duly executed and delivered by such Loan Party, and this Agreement and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought;
(e)    the Obligations (i) constitute, and, after giving effect to any repayment and reborrowing of Loans under the Credit Agreement, will continue to constitute (A) “First-Out Debt”, “First-Out Obligations” and “Pari Passu Obligations” under and as defined in the Secured Indenture, (B) “First-Out Debt”, “First-Out Obligations”, “Obligations”, “Pari Passu Debt” and “Pari Passu Obligations” under and as defined in the Collateral Trust Agreement, and (C) “Secured Obligations” under and as defined in the Pledge Agreement and (ii) are entitled to the benefits of the Collateral Trust Agreement, the Pledge Agreement and the other Security Documents; and
(f)    the representations and warranties of such Loan Party contained herein and in each other Loan Document are true and correct in all material respects on and as of the Effective Date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of the Effective Date), in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that for purposes of this clause (f), the representations and warranties contained in Section 5.05(a)

of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement.
4.Reaffirmation; Reference to and Effect on the Credit Agreement.
(a)    The Borrower and each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens to the Collateral Trustee, for the benefit of the Secured Parties, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, (iii) agrees that neither such ratification and reaffirmation, nor the Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Loan Party with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents and (iv) agrees that none of the terms and conditions of this Agreement shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party. The Credit Agreement is in all respects ratified and confirmed. The parties hereto agree that each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed.
(b)    The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under, the Credit Agreement or any of the other Loan Documents.
(c)    On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement.
5.Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 10.01(a) of the Credit Agreement.
6.Release.
(a)    In consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its direct and indirect owners, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (the Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim”

and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever, in each case which arose at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)    In entering into this Agreement, each Loan Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The release set forth herein shall survive the termination of this Agreement and the Loan Documents and the payment in full of the Obligations.
(e)    Each Loan Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.
7.APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.13(B), (C) AND (D) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.
8.Severability. If any provision of this Agreement or the Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Credit Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

INNOVATE CORP., as the Borrower

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer and Corporate Secretary

INNOVATE 2 CORP.

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Executive Officer and Corporate Secretary

DBM GLOBAL INTERMEDIATE HOLDCO INC.

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Executive Officer and Corporate Secretary

[Signature Page to Seventh Amendment to Credit Agreement]

MSD PCOF PARTNERS IX, LLC, as the Lender

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]